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                                                                   EXHIBIT 23.1

                   INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Registration Statement of Natural Golf Corporation of our report dated December 21, 2002, accompanying the financial statements of Natural Golf Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
August 7, 2003